Exhibit 10.1

SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

This Second Amendment to Stock Purchase Agreement (“Second Amendment”) is made and entered into as of May 31, 2012, by and among Coinstar, Inc., a Delaware corporation (“Coinstar”), CUHL Holdings Inc., a Washington corporation (“CUHL”) (Coinstar and CUHL, each, a “Seller,” and collectively, the “Sellers”) and Sigue Corporation, a Delaware corporation (“Buyer”).

RECITALS

A. Reference is hereby made to the Stock Purchase Agreement dated as of August 23, 2010 by and among Coinstar E-Payment Services Inc., a Kansas corporation (“CEPSI”), Coinstar UK Holdings Limited, a company incorporated in England and Wales (Company registration number 05815578) (“UK Holdings”), Sellers and Buyer (the “Original Agreement”), as modified by the Agreement Regarding Extension of Time and Placement of Representative dated as of October 15, 2010 by and among CEPSI, UK Holdings, Sellers and Buyer (the “Extension Agreement”) and amended by the First Amendment to Stock Purchase Agreement dated as of May 31, 2011 by and among CEPSI, UK Holdings, Sellers and Buyer (the “First Amendment”) and modified by the Side Letter dated as of June 8, 2011 by and among Sellers and Buyer (the “Side Letter” and together with the Original Agreement, the Extension Agreement and the First Amendment, the “Agreement”). Capitalized terms used herein have the meanings given to them in the Agreement, except as otherwise defined in this Second Amendment or as the context otherwise requires.

B. Section 6.3 of the Agreement permits Buyer and Sellers to amend the Agreement in writing at any time.

C. The purpose of this Second Amendment is to set forth the terms and conditions upon which the parties will amend the terms of the Agreement.

NOW, THEREFORE, in accordance with the Agreement, the parties hereto agree as follows:

1.	AMENDMENT; DEFINITIONS

The Agreement is amended as set forth herein. Except as specifically provided for in this Second Amendment, all of the terms and conditions of the Agreement and each of the other documents related to the Agreement shall remain unchanged and in full force and effect. Hereinafter, any reference to the Agreement shall mean the Agreement, as amended hereby.

2.	AMENDMENT OF SECTION 4.9

2.1 Section 4.9(a) is hereby deleted in its entirety and replaced with the following:

“Neither Buyer nor its Subsidiaries nor any Affiliate thereof shall, as a result of the transactions contemplated by this Agreement, acquire any rights, title or interest in or to the Seller Retained Names. In addition, Buyer will not use or employ in any manner, and will cause its Subsidiaries and Affiliates not to use or employ in any manner, the Seller Retained Names except as such Seller Retained Names are both (i) being used by Buyer, its Subsidiaries or Affiliates as of May 31, 2012, and (ii) permitted to be used by Buyer, its Subsidiaries or Affiliates pursuant to the terms of the Trademark License Agreement dated June 9, 2011, as amended May 31, 2012, between Coinstar and Buyer. For purposes of this Agreement, “Seller Retained Names” means “CUHL,” “Coinstar” and any variation thereof, including but not limited to “Coinstar Money Transfer” and any variation thereof.”

2.2 Section 4.9(b) is hereby deleted in its entirety and replaced with the following:

“Buyer will remove the Seller Retained Names from all assets, properties and all other items related to the Money Transfer Business as conducted by the Companies and the Company Subsidiaries as soon as practicable after the Closing Date, but in any event not later than December 31, 2012. Buyer may not publicly use, and will cause its Subsidiaries and Affiliates not to publicly use, any business records without first removing or obliterating all portrayals or references to any of the Seller Retained Names contained in such records.”

3.	COUNTERPARTS

This Second Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Second Amendment, the parties acknowledge that Transmitted Copies of this Second Amendment will be equivalent to original documents until such time as original documents are completely executed and delivered.

[Signature Page Follows]

IN WITNESS WHEREOF, CUHL, Coinstar and Buyer have caused this Second Amendment to be duly executed as of the date first written above.

CUHL:

CUHL HOLDINGS INC.

By:	/s/ PAUL D. DAVIS
Name:	Paul D. Davis
Title:	President

COINSTAR:

COINSTAR, INC.

By:	/s/ PAUL D. DAVIS
Name:	Paul D. Davis
Title:	Chief Executive Officer

BUYER:

SIGUE CORPORATION

By:	/s/ GUILLERMO DE LA VINA
Name:	Guillermo de la Vina
Title:	Chief Executive Officer and Chairman of the Board

By:	/s/ ALFREDO DE LA VINA
Name:	Alfredo de la Vina
Title:	Secretary and Treasurer

By:	/s/ LEANDRO MIGUEL
Name:	Leandro Miguel
Title:	President

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